Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2011 on the consolidated financial statements of MusclePharm Corporation and Subsidiary as of December 31, 2010,  included herein on the registration statement of MusclePharm Corporation and Subsidiary on Form S-1 (Amendment No.1), and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Boca Raton, Florida
December 28, 2011